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                                                                 Exhibit (99)


INTERNATIONAL TECHNOLOGY CORPORATION
2790 MOSSIDE BOULEVARD
MONROEVILLE, PENNSYLVANIA 15146-2792

CONTACT:         HARRY J. SOOSE - (412) 372-7701
                 RICHARD R. CONTE - (412) 380-6107
                 GRACE PROTOS OF MacKENZIE PARTNERS, INC.
                 (800) 322-2885

FOR IMMEDIATE RELEASE


INTERNATIONAL TECHNOLOGY CORPORATION ANNOUNCES PRELIMINARY RESULTS AND
                  EXPIRATION OF OUTSTANDING CASH TENDER OFFER

      February 25, 1998, Monroeville, Pennsylvania. International Technology Corporation, a Delaware corporation (NYSE:ITX) ("ITC"), announced today that the tender offer by its wholly owned subsidiary, IT-Ohio, Inc., an Ohio corporation ("IT-Ohio"), to purchase for cash 13,933,000 shares of common stock, par value $0.10 per share, of OHM Corporation (NYSE:OHM) ("OHM") at $11.50 per share (the "Offer") expired at 12:00 midnight New York City time on Tuesday, February 24, 1998. Based on preliminary information provided by the depositary for the Offer, ITC reported that as of the expiration of the Offer, 13,933,000 OHM shares have been tendered pursuant to the Offer.

      ITC is a leading global environmental infrastructure solutions firm. ITC provides a full range of technology-driven, value-added consulting, engineering and construction capabilities through a network of more than 40 offices in the U.S. and select international locations.

      OHM is a leading diversified services firm, providing a broad range of outsourced services for governmental and private sector clients. OHM has worked at 300 military bases on projects for the U.S. Army Corps of Engineers, the U.S. Departments of the Navy and Air Forces as well as projects for the U.S. Environmental Protection Agency and the Department of Energy. Private sector clients include those in petroleum, chemical, transportation and general manufacturing.





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News Release

International Technology Corporation
2790 Mosside Boulevard
Monroeville, Pennsylvania  15146-2792

CONTACT:     Harry J. Soose - (412) 372-7701
             Richard R. Conte - (412) 380-6107
             Grace Protos of MacKenzie Partners, Inc.
             (800) 322-2885

FOR IMMEDIATE RELEASE

INTERNATIONAL TECHNOLOGY CORPORATION ANNOUNCES PAYMENT FOR 13,933,000
              SHARES OF OHM CORPORATION COMMON STOCK

     February 25, 1998, Monroeville, Pennsylvania. International Technology Corporation, a Delaware corporation (NYSE:ITX) ("ITC"), announced today that its wholly owned subsidiary, IT-Ohio, Inc., an Ohio corporation ("IT-Ohio"), has accepted for payment and paid for 13,933,000 shares of common stock, par value $0.10 per share, of OHM Corporation (NYSE:OHM) ("OHM") in the cash tender offer for 13,933,000 OHM shares at $11.50 per share (the "Offer"). The Offer expired at 12:00 midnight New York City time on Tuesday, February 24, 1998. Financing for the Offer was provided under a previously disclosed $240 million tender offer credit facility. Concurrent with the payment by IT-Ohio for OHM shares in the Offer, OHM repurchased approximately 2,535,000 OHM shares from a principal shareholder. As a result of the consummation of the Offer and the share repurchase, IT-Ohio owns approximately 54% of the outstanding OHM shares.

     Pursuant to the Agreement and Plan of Merger, dated as of January 15, 1998, among OHM, IT-Ohio and ITC under which the Offer was made, ITC intends to complete the merger of IT-Ohio with and into OHM, with OHM continuing as the surviving corporation. Based upon the preliminary results of the Offer and on the number of OHM shares outstanding on February 24, 1998, at the effective time of the merger, each remaining Share outstanding will be converted into the right to receive approximately 1.077 shares of ITC common stock and approximately $2.61 in cash. Concurrent with the merger, ITC intends to borrow under the previously announced $425 million merger credit facility for the purpose of refinancing debt outstanding under the tender offer credit facility and OHM debt, as well for working capital purposes.

     ITC is a leading global environmental infrastructure solutions firm. ITC provides a full range of technology-driven, value-added consulting, engineering and construction capabilities through a network of more than 40 offices in the U.S. and select international locations.

     OHM is a leading diversified services firm, providing a broad range of outsourced services for governmental and private sector clients. OHM has worked at 300 military bases on projects for the U.S. Army Corps of Engineers, the U.S. Departments of the Navy and Air Forces as well as projects for the U.S. Environmental Protection Agency and the Department of Energy. Private sector clients include those in petroleum, chemical, transportation and general manufacturing.